EXHIBIT 99.1
EZCORP REPORTS 30% EARNINGS GROWTH AND INCREASES
ANNUAL GUIDANCE
AUSTIN, Texas (April 22, 2010) — EZCORP, Inc. (Nasdaq: EZPW), a leading pawn store operator and provider of specialty consumer financial services, today announced results for its second fiscal quarter ended March 31, 2010.
EZCORP’s net income for the quarter increased 30% to $23.8 million ($0.48 per share) compared to $18.3 million ($0.37 per share) for the second quarter of fiscal 2009. Total revenues for the quarter increased 13% over the prior year period to $176.6 million compared to $156.3 million for the second quarter of 2009.
Consolidated operating income improved 23% to $34.1 million (31% of net revenues) from $27.7 million (29% of net revenues) in the prior year quarter. The Company’s U.S. Pawn operations had an improvement in store level operating income of $8.0 million; the EZMONEY operations improved $3.3 million; and the Empeño Fácil Mexico Pawn segment improved $0.1 million. Offsetting these increases in store level operating income was higher administrative costs and depreciation and a small loss on disposal of assets.
EZCORP’s net income for the six-month period ended March 31, 2010 increased 49% to $49.5 million ($1.00 per share) compared to $33.1 million ($0.71 per share) for the prior year six-month period. Operating income for the six months improved 47% to $73.0 million (33% of net revenues) compared to $49.7 million (29% of net revenues) for the prior year six-month period.
Commenting on these results, Chief Executive Officer, Joe Rotunda, stated, “This was another outstanding quarter for EZCORP, our 31st consecutive quarter of year over year earnings growth, and clearly demonstrates our ability to consistently enhance earnings and shareholder value. Coupled with this strong financial performance is our expanding worldwide presence, as seen through our continued store growth in Mexico and Canada, as well as our strategic affiliations with Albemarle & Bond in the United Kingdom and Cash Converters in Australia.”
“During the quarter, we saw strong and accelerating demand for our loan products. Our results demonstrate how EZCORP’s expanded assortment of cash solutions provides a lower-cost, more convenient alternative to products offered by traditional financial institutions. With strong ending loan portfolios, the Company is well positioned for a solid fiscal year. We remain on track to open 40 to 50 Empeño Fácil pawn locations in Mexico and 35 to 45 CASHMAX payday loan stores in Canada, as well as six domestic pawn stores by fiscal year-end,” Rotunda added.
“For the June quarter, we expect earnings per share of approximately $0.39, compared to $0.29 for the same period a year ago. For our 2010 fiscal year ending September 30th, given our continued strong growth and outlook, we are raising our earnings guidance to approximately $1.91 per share, compared to $1.42 per share for fiscal 2009,” Rotunda concluded.

You are invited to listen to a conference call discussing these results on April 22, 2010 at 3:30 pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=68063
ABOUT EZCORP
EZCORP is a leading pawn store operator and provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the Company also sells second-hand merchandise, primarily collateral forfeited from its pawn lending operations.
At March 31, 2010, EZCORP operated 450 pawn stores in the U.S. and Mexico and 482 short-term consumer loan stores in the U.S. and Canada. The Company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 120 stores, and Cash Converters International Limited (CCV.L and CCV.AUS), which franchises and operates a worldwide network of over 500 financial services and second-hand retail stores.
Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including new store expansion and expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, actions of third parties who offer services and products in the Company’s locations and changes in the regulatory environment. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
For additional information, contact Brad Wolfe at (512) 314-2289.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended March 31,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$63,083	$61,056	$2,027	3.3
Jewelry scrapping sales	36,228	27,957	8,271	29.6
Pawn service charges	38,306	33,516	4,790	14.3
Signature loan fees	31,642	31,594	48	0.2
Auto title loan fees	3,956	415	3,541	853.3
Other	3,369	1,728	1,641	95.0

Total revenues	176,584	156,266	20,318	13.0
Cost of goods sold:
Cost of merchandise sales	39,081	38,125	956	2.5
Cost of jewelry scrapping sales	23,081	18,301	4,780	26.1

Total cost of goods sold	62,162	56,426	5,736	10.2
Bad debt:
Signature loan bad debt	4,397	5,072	(675)	(13.3)
Auto title loan bad debt	320	42	278	661.9

Total bad debt	4,717	5,114	(397)	(7.8)

Net revenue	109,705	94,726	14,979	15.8

Operations expense	58,205	54,628	3,577	6.5
Administrative expense	13,483	9,794	3,689	37.7
Depreciation and amortization	3,573	3,151	422	13.4
(Gain) / Loss on sale/disposal of assets	356	(537)	893	(166.3)

Operating income	34,088	27,690	6,398	23.1

Interest income	(8)	(72)	64	(88.9)
Interest expense	395	471	(76)	(16.1)
Equity in net income of unconsolidated affiliates	(3,306)	(1,371)	(1,935)	141.1
Other	12	2	10	500.0

Income before income taxes	36,995	28,660	8,335	29.1
Income tax expense	13,222	10,340	2,882	27.9

Net income	$23,773	$18,320	$5,453	29.8

Net income per share, diluted	$0.48	$0.37	$0.11	29.0

Weighted average shares, diluted	49,558	49,272

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales (lines (2-10)/2)	38.0%	37.6%	0.4	ppts
Gross margin on jewelry scrapping sales (lines (3-11)/3)	36.3%	34.5%	1.8	ppts

Gross margin on total sales (lines ((2+3)-12)/(2+3))	37.4%	36.6%	0.8	ppts

Signature loan bad debt as percent of fees (lines 14/5)	13.9%	16.1%	(2.2	) ppts
Auto title loan bad debt as percent of fees (lines 15/6)	8.1%	10.1%	(2.0	) ppts

Annualized inventory turnover	4.2	3.8	0.4

Operating income margin (lines 23/17)	31.1%	29.2%	1.9	ppts

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Six Months Ended March 31,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$125,559	$105,851	$19,708	18.6
Jewelry scrapping sales	73,670	47,742	25,928	54.3
Pawn service charges	79,103	59,897	19,206	32.1
Signature loan fees	70,320	67,594	2,726	4.0
Auto title loan fees	7,058	636	6,422	1009.7
Other	5,625	3,161	2,464	78.0

Total revenues	361,335	284,881	76,454	26.8
Cost of goods sold:
Cost of merchandise sales	78,346	65,291	13,055	20.0
Cost of jewelry scrapping sales	46,386	31,560	14,826	47.0

Total cost of goods sold	124,732	96,851	27,881	28.8
Bad debt:
Signature loan bad debt	13,187	14,556	(1,369)	(9.4)
Auto title loan bad debt	780	49	731	1491.8

Total bad debt	13,967	14,605	(638)	(4.4)

Net revenue	222,636	173,425	49,211	28.4

Operations expense	116,386	98,122	18,264	18.6
Administrative expense	25,780	20,205	5,575	27.6
Depreciation and amortization	6,929	6,217	712	11.5
(Gain) / Loss on sale/disposal of assets	567	(821)	1,388	(169.1)

Operating income	72,974	49,702	23,272	46.8

Interest income	(16)	(198)	182	(91.9)
Interest expense	760	636	124	19.5
Equity in net income of unconsolidated affiliates	(4,589)	(2,312)	(2,277)	98.5
Other	(3)	27	(30)	(111.1)

Income before income taxes	76,822	51,549	25,273	49.0
Income tax expense	27,342	18,401	8,941	48.6

Net income	$49,480	$33,148	$16,332	49.3

Net income per share, diluted	$1.00	$0.71	$0.29	41.6

Weighted average shares, diluted	49,486	46,939

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales (lines (2-10)/2)	37.6%	38.3%	(0.7	) ppts
Gross margin on jewelry scrapping sales (lines (3-11)/3)	37.0%	33.9%	3.1	ppts

Gross margin on total sales (lines ((2+3)-12)/(2+3))	37.4%	36.9%	0.5	ppts

Signature loan bad debt as percent of fees (lines 14/5)	18.8%	21.5%	(2.7	) ppts
Auto title loan bad debt as percent of fees (lines 15/6)	11.1%	7.7%	3.4	ppts

Annualized inventory turnover	3.9	3.6	0.3

Operating income margin (lines 23/17)	32.8%	28.7%	4.1	ppts

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	March 31,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$51,192	$55,244
Pawn loans	89,040	79,359
Signature loans, net	7,287	6,420
Auto title loans, net	1,939	874
Pawn service charges receivable, net	16,353	14,551
Signature loan fees receivable, net	4,607	4,417
Auto title loan fees receivable, net	850	72
Inventory, net	56,403	56,025
Deferred tax asset	15,673	15,826
Federal income taxes receivable	13,414	495
Prepaid expenses and other assets	15,625	13,574

Total current assets	272,383	246,857

Investments in unconsolidated affiliates	90,854	34,725
Property and equipment, net	54,044	48,206
Deferred tax asset, non-current	5,318	8,452
Goodwill	101,456	99,008
Other assets, net	22,223	17,533

Total assets	$546,278	$454,781

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long-term debt	$10,000	$10,000
Accounts payable and other accrued expenses	38,592	30,457
Customer layaway deposits	4,487	4,345

Total current liabilities	53,079	44,802

Long-term debt, less current maturities	20,000	30,000
Deferred gains and other long-term liabilities	2,735	3,462
Total stockholders’ equity	470,464	376,517

Total liabilities and stockholders’ equity	$546,278	$454,781

Pawn loan balance per ending pawn store	$198	$191
Inventory per ending pawn store	$125	$135
Book value per share	$9.57	$7.75
Tangible book value per share	$7.18	$5.38
Pawn store count — end of period	450	416
Signature loan store count — end of period	482	482
Shares outstanding — end of period	49,163	48,597

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
	Operations	Fácil	Operations	Consolidated
Three months ended March 31, 2010:
Revenues:
Sales	$94,364	$4,895	$52	$99,311
Pawn service charges	36,256	2,050	—	38,306
Signature loan fees	434	—	31,208	31,642
Auto title loan fees	427	—	3,529	3,956
Other	3,243	126	—	3,369

Total revenues	134,724	7,071	34,789	176,584

Cost of goods sold	58,541	3,597	24	62,162
Signature loan bad debt	101	—	4,296	4,397
Auto title loan bad debt	52	—	268	320

Net revenues	76,030	3,474	30,201	109,705

Operations expense	39,912	2,573	15,720	58,205

Store operating income	$36,118	$901	$14,481	$51,500

Gross margin on total sales (lines (2-9)/2)	38.0%	26.5%	53.8%	37.4%
Annualized inventory turnover	4.1	5.2	N/A	4.2
Signature loan bad debt as percent of fees (lines 10/4)	23.3%	N/A	13.8%	13.9%
Auto title loan bad debt as percent of fees (lines 11/5)	12.2%	N/A	7.6%	8.1%
Operating income margin (lines 15/12)	47.5%	25.9%	47.9%	46.9%
Pawn store count — end of period	371	79	—	450
Signature loan store count — end of period	6	—	476	482

Three months ended March 31, 2009:
Revenues:
Sales	$86,809	$2,204	$—	$89,013
Pawn service charges	32,265	1,251	—	33,516
Signature loan fees	557	—	31,037	31,594
Auto title loan fees	351	—	64	415
Other	1,728	—	—	1,728

Total revenues	121,710	3,455	31,101	156,266

Cost of goods sold	55,071	1,355	—	56,426
Signature loan bad debt	108	—	4,964	5,072
Auto title loan bad debt	36	—	6	42

Net revenues	66,495	2,100	26,131	94,726

Operations expense	38,369	1,297	14,962	54,628

Store operating income	$28,126	$803	$11,169	$40,098

Gross margin on total sales (lines (28-35)/28)	36.6%	38.5%	N/A	36.6%
Annualized inventory turnover	3.8	2.1	N/A	3.8
Signature loan bad debt as percent of fees (lines 36/30)	19.4%	N/A	16.0%	16.1%
Auto title loan bad debt as percent of fees (lines 37/31)	10.3%	N/A	9.4%	10.1%
Operating income margin (lines 41/38)	42.3%	38.2%	42.7%	42.3%
Pawn store count — end of period	371	45	—	416
Signature loan store count — end of period	6	—	476	482

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
	Operations	Fácil	Operations	Consolidated
Six months ended March 31, 2010:
Revenues:
Sales	$190,398	$8,767	$64	$199,229
Pawn service charges	75,197	3,906	—	79,103
Signature loan fees	987	—	69,333	70,320
Auto title loan fees	902	—	6,156	7,058
Other	5,410	215	—	5,625

Total revenues	272,894	12,888	75,553	361,335

Cost of goods sold	118,271	6,430	31	124,732
Signature loan bad debt	287	—	12,900	13,187
Auto title loan bad debt	122	—	658	780

Net revenues	154,214	6,458	61,964	222,636

Operations expense	80,111	4,737	31,538	116,386

Store operating income	$74,103	$1,721	$30,426	$106,250

Gross margin on total sales (lines (2-9)/2)	37.9%	26.7%	51.6%	37.4%
Annualized inventory turnover	3.9	4.5	N/A	3.9
Signature loan bad debt as percent of fees (lines 10/4)	29.1%	N/A	18.6%	18.8%
Auto title loan bad debt as percent of fees (lines 11/5)	13.5%	N/A	10.7%	11.1%
Operating income margin (lines 15/12)	48.1%	26.6%	49.1%	47.7%
Pawn store count — end of period	371	79	—	450
Signature loan store count — end of period	6	—	476	482

Six months ended March 31, 2009:
Revenues:
Sales	$148,975	$4,618	$—	$153,593
Pawn service charges	57,149	2,748	—	59,897
Signature loan fees	1,243	—	66,351	67,594
Auto title loan fees	561	—	75	636
Other	3,160	1	—	3,161

Total revenues	211,088	7,367	66,426	284,881

Cost of goods sold	94,010	2,841	—	96,851
Signature loan bad debt	344	—	14,212	14,556
Auto title loan bad debt	42	—	7	49

Net revenues	116,692	4,526	52,207	173,425

Operations expense	65,045	2,583	30,494	98,122

Store operating income	$51,647	$1,943	$21,713	$75,303

Gross margin on total sales (lines (28-35)/28)	36.9%	38.5%	N/A	36.9%
Annualized inventory turnover	3.7	2.1	N/A	3.6
Signature loan bad debt as percent of fees (lines 36/30)	27.7%	N/A	21.4%	21.5%
Auto title loan bad debt as percent of fees (lines 37/31)	7.5%	N/A	9.3%	7.7%
Operating income margin (lines 41/38)	44.3%	42.9%	41.6%	43.4%
Pawn store count — end of period	371	45	—	416
Signature loan store count — end of period	6	—	476	482